UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   June 21, 2011

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On June 23, 2011, the Company issued a press release regarding the Company’s results of operations for the fiscal year ended April 30, 2011.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 21, 2011, the Board of Directors of H&R Block, Inc. (the “Company”), based on the recommendation of the Board’s Compensation Committee (the “Committee”), adopted a performance-based long-term incentive program (the “Performance Share Program”) that provides for performance shares to be issued to executive officers of the Company and its affiliates pursuant to the 2003 Long-Term Executive Compensation Plan.

The Performance Share Program is designed to increase the pay-for-performance relationship in our overall long-term equity compensation program. Eligible participants are executives of the Company, including the Company’s named executive officers, who are selected for awards by the Committee. Under the Performance Share Program:

•	A participating executive has the opportunity to earn a performance share payout between 0% and 250% of the target award based on performance against pre-established performance metrics.

•
Performance is measured over three separate twelve-month performance periods with the performance metrics established at the beginning of each fiscal year, with the average results for the three performance periods determining the number of performance shares earned at the end of the three-year period. This amount is then subject to a potential modification of up to plus or minus 25% based on the Company’s total shareholder return (“TSR”) over the entire three-year performance period relative to the S&P 500.  As a result of the TSR modification, the maximum award of 250% of target can only be achieved if the maximum performance goals were met in each of three separate and distinct twelve-month performance periods and TSR over the entire three-year performance period equals or exceeds the 80th percentile relative to the S&P 500.

•
The performance metrics for fiscal year 2012, the first of the three, twelve-month performance periods, are (in equal weights): (i) the Company’s revenue growth (excluding the Business Services segment); and (ii) the Company’s earnings growth from continuing operations (excluding the Business Services segment) before interest, taxes, depreciation and amortization (depreciation and amortization include, if any, asset impairment).

•
Vesting of earned shares, if any, occurs at the end of the three-year performance period, subject to the following: (i) an executive will forfeit their award if they are terminated for cause or voluntarily terminate employment prior to vesting; and (ii) an executive will receive a pro-rata portion of their award based on death, disability, retirement or involuntary termination without cause prior to vesting.

•
Performance shares are settled upon vesting at the end of the related three-year performance period using shares of our common stock and do not pay dividends during the vesting period. Instead, dividend equivalents are carried as fractional performance shares until vesting, at which time they are settled as additional shares of common stock.

•	Unvested performance shares do not carry voting rights; shares earned through achievement of performance objectives carry voting rights once the shares are paid out in common stock.

The award agreements for performance share grants will include termination, change-in-control, and clawback provisions.  These award agreements will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Item 9.01.	Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Description
99.1	Press Release issued June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: June 23, 2011	By:/s/ Andrew J. Somora
Andrew J. Somora
Secretary

EXHIBIT INDEX

Exhibit 99.1                      Press Release issued June 23, 2011.